Exhibit 99.1

July 25, 2023

Simmons First National Corporation Reports Second Quarter 2023 Results

Bob Fehlman, Simmons’ Chief Executive Officer, commented on second quarter 2023 results:

Simmons posted net income of $58.3 million and diluted earnings per share of $0.46 for the quarter. Adjusted earnings1 were $61.1 million and adjusted diluted earnings per share1 were $0.48. Balance sheet growth was steady, with total loans ending the quarter at $16.8 billion, up 2 percent, and total deposits at $22.5 billion, up slightly, both on a linked quarter basis.

Our Better Bank Initiative, which is focused on programs designed to optimize operational processes and increase capacity to capitalize on organic growth opportunities, achieved continued success across multiple fronts. During the quarter, we substantially completed our early retirement program, which is expected to result in approximately $5.1 million in annual cost savings. Extensive progress was also completed on other identified opportunities related to process improvements and streamlining or upgrading systems; and, as a result, we are on track to meet or exceed the estimated $15 million in annual cost savings we have identified to date by the end of 2023.

While we continue to navigate the challenging economic environment, like many in our industry we have experienced an increase in funding costs given the rapid rise in interest rates and resulting steps taken to defend our core customer deposit base. Given our strong liquidity and capital positions, our focus on maintaining prudent underwriting standards and our 120-year history, we believe we are in a position to continue to serve our customers and expand market share across our attractive footprint.

Financial Highlights	2Q23	1Q23	2Q22	Q2 23 Highlights
Balance Sheet (in millions)

Metrics as of quarter end:

• Net income of $58.3 million and diluted EPS of $0.46

• Adjusted earnings[1] of $61.1 million and adjusted diluted EPS[1] of $0.48

• Strong expense management with noninterest expense down 2% on a linked quarter basis

• Maintained strong funding and liquidity positions as deposits increased on a linked quarter basis and coverage of uninsured deposits rose to 2.3x

• Disciplined loan growth as total loans increased 2% on a linked quarter basis

• 4 bps of net charge-offs; ACL to total loans unchanged at 1.25%

• Book value per share up 5% and tangible book value per share[1] up 8%, both year-over-year

• Repurchased 1.1 million shares in the quarter

Total deposits	$22,489	$22,452	$22,036
Total loans	16,834	16,555	15,110
Total investment securities	7,337	7,521	8,161
Total shareholders’ equity	3,356	3,340	3,260
Asset Quality
Net charge-off ratio	0.04%	0.03%	0.02%
Nonperforming loan ratio	0.43	0.38	0.42
Nonperforming assets to total assets	0.28	0.26	0.26
Allowance for credit losses to total loans	1.25	1.25	1.41
Nonperforming loan coverage ratio	292	324	334
Capital Ratios
Equity to assets	12.00%	12.11%	11.98%
Tangible common equity (TCE) ratio [1]	7.22	7.25	7.03
Common equity tier 1 (CET1) ratio	11.92	11.87	12.10
Total risk-based capital ratio	14.17	14.47	14.83
Liquidity ($ in millions)
Loan to deposit ratio	74.85%	73.74%	68.57%
Borrowed funds to total liabilities	7.49%	6.32%	6.83%
Uninsured deposits	$ 4,817	$ 5,268	$6,516
Additional liquidity sources	$11,096	$10,780	$7,808
Coverage ratio of uninsured deposits	2.3x	2.0x	1.2x
Performance Measures (in millions)
Total revenue	$208.2	$223.7	$225.3
Pre-provision net revenue[1]	68.9	80.4	68.6
Adjusted pre-provision net revenue[1]	72.6	82.8	89.9
Provision for credit losses on loans	0.1	10.9	33.9
Provision for credit losses on securities	-	13.3	-
Noninterest income	45.0	45.8	40.2
Noninterest expense	139.7	143.2	156.8

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $58.3 million for the second quarter of 2023, compared to $45.6 million in the first quarter of 2023 and $27.5 million in the second quarter of 2022. Diluted earnings per share were $0.46 for the second quarter of 2023, compared to $0.36 in the first quarter of 2023 and $0.21 in the second quarter of 2022. Adjusted earnings1 for the second quarter of 2023 were $61.1 million, compared to $47.3 million in the first quarter of 2023 and $68.1 million in the second quarter of 2022. A summary of certain items, consisting primarily of merger related costs, branch right-sizing costs and early retirement program costs are described in the “Reconciliation of Non-GAAP Financial Measures” tables below.

Net Interest Income

Net interest income for the second quarter of 2023 totaled $163.2 million, compared to $177.8 million in the first quarter of 2023 and $185.1 million for the second quarter of 2022. Included in net interest income is accretion recognized on assets acquired, which totaled $2.3 million in the second quarter of 2023, $2.6 million in the first quarter of 2023 and $9.9 million in the second quarter of 2022. On a linked quarter basis, interest income increased $18.1 million, while interest expense increased $32.7 million reflecting the competitive interest rate environment and resulting pricing measures to defend the core deposit base, continued customer migration to higher rate deposit products and a strategic decision to utilize short-term borrowings to elevate our liquidity position given the macroeconomic environment and the debt ceiling debate. On April 1, 2023, approximately $330.0 million of the Company’s outstanding subordinated debt converted from fixed rate to floating rate, resulting in a $2.1 million increase in interest expense during the quarter.

The yield on loans for the second quarter of 2023 was 5.89 percent, compared to 5.67 percent in the first quarter of 2023 and 4.54 percent in the second quarter of 2022. The yield on investment securities for the second quarter of 2023 was 2.91 percent, compared to 2.92 percent in the first quarter of 2023 and 2.08 percent in the second quarter of 2022. Cost of deposits for the second quarter of 2023 was 1.96 percent, compared to 1.58 percent in the first quarter of 2023 and 0.18 percent in the second quarter of 2022. The increase in the cost of deposits reflected the dramatic increase in interest rates, customer migration to higher rate deposit products and increased competition for deposits. The net interest margin on a fully taxable equivalent basis for the second quarter of 2023 was 2.76 percent, compared to 3.09 percent in the first quarter of 2023 and 3.24 percent in the second quarter of 2022.

	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Loan yield (FTE)[2]	5.89%	5.67%	5.40%	4.86%	4.54%
Investment securities yield (FTE)[2]	2.91	2.92	2.68	2.29	2.08
Cost of interest bearing deposits	2.57	2.10	1.41	0.65	0.25
Cost of deposits	1.96	1.58	1.02	0.47	0.18
Cost of borrowed funds	5.31	4.29	3.92	2.66	2.13
Net interest spread (FTE)[2]	2.10	2.52	2.87	3.11	3.11
Net interest margin (FTE)[2]	2.76	3.09	3.31	3.34	3.24

Noninterest Income

Noninterest income for the second quarter of 2023 was $45.0 million, compared to $45.8 million in the first quarter of 2023 and $40.2 million in the second quarter of 2022. Included in first quarter 2023 results is a $4.0 million legal reserve recapture associated with previously disclosed legal matters. On a linked quarter and year-over-year basis, most fee-based businesses posted positive gains, led by service charges on deposits accounts, wealth management fees and mortgage lending income, offset in part by a decline in bank owned life insurance. Other noninterest income increased on a year-over year basis, primarily as a result of fair value adjustments associated with certain equity investments and death benefits from bank owned life insurance.

Noninterest Income $ in millions	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Service charges on deposit accounts	$12.9	$12.4	$11.9	$12.6	$11.4
Wealth management fees	7.4	7.4	8.2	8.6	7.2
Debit and credit card fees	8.0	8.0	7.8	7.7	8.2
Mortgage lending income	2.4	1.6	1.1	2.6	2.2
Other service charges and fees	2.3	2.3	2.0	2.1	1.9
Bank owned life insurance	2.6	3.0	3.0	2.9	2.6
Gain (loss) on sale of securities	(0.4)	-	(0.1)	-	(0.2)
Gain on insurance settlement	-	-	4.1	-	-
Other income	9.8	11.3	6.6	6.7	6.8

Adjusted other income[1]	9.8	11.3	6.6	6.3	6.9

Noninterest Expense

Noninterest expense for the second quarter of 2023 was $139.7 million, compared to $143.2 million in the first quarter of 2023 and $156.8 million in the second quarter of 2022. Included in noninterest expense are certain items consisting primarily of merger related costs, branch right sizing costs and early retirement program costs, totaling $3.7 million in the second quarter of 2023, $2.4 million in the first quarter of 2023 and $21.2 million in the second quarter of 2022. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $136.0 million in the second quarter of 2023, $140.9 million in the first quarter of 2023 and $135.7 million in the second quarter of 2022. The decrease in adjusted noninterest expense on a linked quarter basis was primarily attributable to successful execution of our Better Bank Initiative as well as a $3.0 million incentive accrual adjustment recorded in the second quarter of 2023.

Noninterest Expense $ in millions	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Salaries and employee benefits	$74.7	$77.0	$73.0	$71.9	$74.1
Occupancy expense, net	11.4	11.6	11.6	11.7	11.0
Furniture and equipment	5.1	5.1	5.4	5.4	5.1
Deposit insurance	5.2	4.9	3.7	3.3	2.8
Other real estate and foreclosure expense	0.3	0.2	0.4	0.2	0.1
Merger related costs	-	1.4	-	1.4	19.1
Other operating expenses	42.9	43.1	48.5	45.1	44.5

Adjusted salaries and employee benefits[1]	71.1	77.0	73.0	71.9	74.1
Adjusted other operating expenses[1]	43.0	42.3	47.5	44.1	42.7
Efficiency ratio	65.18%	62.28%	58.33%	57.22%	67.77%
Adjusted efficiency ratio[1]	61.29%	59.38%	56.97%	54.41%	56.74%

Loans and Unfunded Loan Commitments

Total loans at the end of the second quarter of 2023 were $16.8 billion, an increase of $279 million, or 2 percent, compared to $16.6 billion at the end of the first quarter of 2023. On a year-over-year basis, total loans were up $1.7 billion, or 11 percent. While loan growth has moderated as expected, the increase in total loans on a linked quarter basis was broad-based, both in terms of industry type and geographic market. Unfunded commitments at the end of the second quarter of 2023 were $4.4 million, compared to $4.7 billion at the end of the first quarter of 2023 and $4.5 billion at the end of the second quarter of 2022. While unfunded commitments are considered a key indicator of future loan growth, the rapid increase in interest rates, coupled with softer economic conditions, have resulted in lower activity in our commercial loan pipeline. Commercial loans approved and ready to close at the end of the second quarter of 2023 totaled $274 million, and the rate on ready to close commercial loans was 7.94 percent, up 62 basis points on a linked quarter basis.

$ in millions	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Total loans	$16,834	$16,555	$16,142	$15,607	$15,110
Unfunded loan commitments	$4,443	$4,725	$5,000	$5,138	$4,473

Deposits

Total deposits at the end of the second quarter of 2023 were $22.5 billion, up slightly from the end of the first quarter of 2023, and up $453 million compared to the second quarter of 2022. Noninterest bearing deposits totaled $5.3 billion at the end of the second quarter of 2023, compared to $5.5 billion at the end of the first quarter of 2023 and $6.1 billion at the end of the second quarter of 2022. Interest bearing transaction accounts totaled $10.9 billion at the end of the second quarter of 2023, compared to $11.3 billion at the end of the first quarter of 2023 and $12.8 billion at the end of the second quarter of 2022. Time deposits totaled $6.4 billion at the end of the second quarter of 2023, compared to $5.7 billion at the end of the first quarter of 2023 and $3.2 billion at the end of the second quarter of 2022. The change in mix of deposits, both on a linked quarter and year-over-year basis, reflects continued customer migration into higher rate deposits, principally certificates of deposits, given the rapid rise in interest rates, as well as increased market competition. The loan to deposit ratio ended the second quarter of 2023 at 75 percent, compared to 74 percent at the end of the first quarter of 2023 and 69 percent at the end of the second quarter of 2022.

$ in millions	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Noninterest bearing deposits	$5,265	$5,489	$6,017	$6,218	$6,057
Interest bearing transaction accounts	10,866	11,284	11,763	12,104	12,816
Time deposits	6,358	5,679	4,768	3,827	3,163
Total deposits	$22,489	$22,452	$22,548	$22,149	$22,036

Noninterest bearing deposits to total deposits	23%	24%	27%	28%	27%
Total loans to total deposits	75	74	72	70	69

Asset Quality

Total nonperforming loans at the end of the second quarter of 2023 were $72.0 million, compared to $63.7 million at the end of the first quarter of 2023 and $63.6 million at the end of the second quarter of 2022. Total nonperforming assets as a percentage of total assets were 0.28 percent at the end of the second quarter of 2023, compared to 0.26 percent at the end of both the first quarter of 2023 and the second quarter of 2022. The increase in nonperforming assets on a linked quarter basis was primarily due to a single, commercial relationship totaling $9.6 million, offset, in part, by a $2.8 million decrease in other nonperforming assets. Shortly after the end of the quarter, an initial payment of $2.9 million was received on the commercial relationship previously noted. Net charge-offs as a percentage of average loans for the second quarter of 2023 were 4 basis points, compared to 3 basis points in the first quarter of 2023 and 2 basis points in the second quarter of 2022. Net charge-offs as a percentage of average total loans, excluding credit cards, were 1 basis point for the second quarter of 2023.

Provision for credit losses totaled $0.1 million in the second quarter of 2023, compared to $33.9 million in the second quarter of 2022. Included in the year ago period was $30.3 million of Day 2 CECL provision recorded in connection with the Company’s acquisition of Spirt of Texas Bancshares, Inc. The allowance for credit losses on loans at the end of the second quarter of 2023 was $210.0 million compared to $206.6 million at the end of the first quarter of 2023 and $212.6 million at the end of the second quarter of 2022. The allowance for credit losses as a percentage of total loans at the end of the second quarter of 2023 was 1.25 percent, unchanged on a linked quarter basis. The nonperforming loan coverage ratio ended the quarter at 292 percent, compared to 324 percent at the end of the first quarter of 2023 and 334 percent at the end of the second quarter of 2022. The reserve for unfunded commitments totaled $36.9 million at the end of the second quarter of 2023, compared to $41.9 million at the end of the first quarter of 2023 and $25.9 million at the end of the second quarter of 2022. The decrease in the reserve for unfunded commitments on a linked quarter basis was primarily due to a decline in unfunded commitments resulting from customers utilizing lines of credit.

$ in millions	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Allowance for credit losses on loans to total loans	1.25%	1.25%	1.22%	1.27%	1.41%
Allowance for credit losses on loans to nonperforming loans	292	324	334	342	334
Nonperforming loans to total loans	0.43	0.38	0.37	0.37	0.42
Net charge-off ratio (annualized)	0.04	0.03	0.13	-	0.02
Net charge-off ratio YTD (annualized)	0.04	0.03	0.09	0.07	0.11

Total nonperforming loans	$72.0	$63.7	$58.9	$57.8	$63.6
Total other nonperforming assets	4.9	7.7	3.6	4.7	6.4
Total nonperforming assets	$76.9	$71.4	$62.5	$62.5	$70.0

Reserve for unfunded commitments	$36.9	$41.9	$41.9	$41.9	$25.9

Capital

Total common stockholders’ equity at the end of the second quarter of 2023 was $3.4 billion, compared to $3.3 billion at the end of both the first quarter of 2023 and the second quarter of 2022. Book value per share at the end of the second quarter of 2023 was $26.59, compared to $26.24 at the end of the first quarter of 2023 and $25.31 at the end of the second quarter of 2022. Tangible book value per share1 was $15.17 at the end of the second quarter of 2023, compared to $14.88 per share at the end of the first quarter of 2023 and $14.07 at the end of the second quarter of 2022. Stockholders’ equity to total assets at June 30, 2023, was 12.0 percent, compared to 12.1 percent at the end of the first quarter of 2023 and unchanged from the levels reported at the end of the second quarter of 2022. Tangible common equity to tangible assets1 was 7.2 percent at June 30, 2023, compared to 7.3 percent at the end of the first quarter of 2023 and 7.0 percent at the end of the second quarter of 2022. All of Simmons’ regulatory capital ratios continue to significantly exceed “well capitalized” guidelines.

	Q2 23	Q1 23	Q4 22	Q3 22	Q2 22
Stockholders’ equity to total assets	12.0%	12.1%	11.9%	11.7%	12.0%
Tangible common equity to tangible assets[1]	7.2	7.3	7.0	6.7	7.0
Common equity tier 1 (CET1) ratio	11.9	11.9	11.9	11.7	12.1
Tier 1 leverage ratio	9.2	9.2	9.3	9.2	9.2
Tier 1 risk-based capital ratio	11.9	11.9	11.9	11.7	12.1
Total risk-based capital ratio	14.2	14.5	14.2	14.1	14.8

Share Repurchase Program

During the second quarter of 2023, Simmons repurchased approximately 1.1 million shares of its Class A common stock at an average price of $17.75 under its 2022 stock repurchase program (2022 Program). Remaining authorization under the 2022 Program as of June 30, 2023, was approximately $60 million. Market conditions and our capital needs will drive the decision regarding future stock repurchases; the timing, pricing and amount of any repurchases under the 2022 Program will be determined by Simmons’ management at its discretion; and the 2022 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

__________________________________________________________

(1) Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below

(2) FTE – fully taxable equivalent using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Tuesday, July 25, 2023. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10180510. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 114 consecutive years. Its principal subsidiary, Simmons Bank, operates 231 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2023, Simmons Bank was recognized by Forbes as one of America’s Best Midsize Employers and among the World’s Best Banks for the fourth consecutive year. In 2022, Simmons Bank was named to Forbes’ list of "America's Best Banks" for the second consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right-sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the estimated cost savings associated with the Company’s Better Bank Initiative, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, and changes in information technology affecting the financial industry; changes in customer behaviors, including consumer spending, borrowing, and saving habits; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (SVB), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); increased inflation; the loss of key employees; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with those transactions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2022, the Company’s Form 10-Q for the quarterly period ended March 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com

205.612.3378 (cell)

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$181,268	$199,316	$200,616	$175,547	$193,473
Interest bearing balances due from banks and federal funds sold	564,644	325,135	481,506	503,863	771,374
Cash and cash equivalents	745,912	524,451	682,122	679,410	964,847
Interest bearing balances due from banks - time	545	795	795	1,290	1,535
Investment securities - held-to-maturity	3,756,754	3,765,483	3,759,706	3,787,076	3,819,682
Investment securities - available-for-sale	3,579,758	3,755,956	3,852,854	3,937,543	4,341,647
Mortgage loans held for sale	10,342	4,244	3,486	12,759	14,437
Other loans held for sale	-	-	-	2,292	16,375
Loans:
Loans	16,833,653	16,555,098	16,142,124	15,607,135	15,110,344
Allowance for credit losses on loans	(209,966)	(206,557)	(196,955)	(197,589)	(212,611)
Net loans	16,623,687	16,348,541	15,945,169	15,409,546	14,897,733
Premises and equipment	562,025	564,497	548,741	549,932	553,062
Foreclosed assets and other real estate owned	3,909	2,721	2,887	3,612	4,084
Interest receivable	103,431	98,775	102,892	86,637	82,332
Bank owned life insurance	494,370	493,191	491,340	488,364	486,355
Goodwill	1,320,799	1,320,799	1,319,598	1,309,000	1,310,528
Other intangible assets	120,758	124,854	128,951	133,059	137,285
Other assets	636,833	579,139	622,520	675,554	588,707
Total assets	$27,959,123	$27,583,446	$27,461,061	$27,076,074	$27,218,609

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest bearing transaction accounts	$5,264,962	$5,489,434	$6,016,651	$6,218,283	$6,057,186
Interest bearing transaction accounts and savings deposits	10,866,078	11,283,584	11,762,885	12,103,994	12,816,198
Time deposits	6,357,682	5,678,757	4,768,558	3,826,415	3,162,479
Total deposits	22,488,722	22,451,775	22,548,094	22,148,692	22,035,863
Federal funds purchased and securities sold
under agreements to repurchase	102,586	142,862	160,403	168,513	155,101
Other borrowings	1,373,339	1,023,826	859,296	964,772	1,060,244
Subordinated notes and debentures	366,065	366,027	365,989	365,951	421,693
Accrued interest and other liabilities	272,085	259,055	257,917	270,995	285,813
Total liabilities	24,602,797	24,243,545	24,191,699	23,918,923	23,958,714

Stockholders' equity:
Common stock	1,262	1,273	1,270	1,269	1,288
Surplus	2,516,398	2,533,589	2,530,066	2,527,153	2,569,060
Undivided profits	1,308,654	1,275,720	1,255,586	1,196,459	1,139,975
Accumulated other comprehensive (loss) income	(469,988)	(470,681)	(517,560)	(567,730)	(450,428)
Total stockholders' equity	3,356,326	3,339,901	3,269,362	3,157,151	3,259,895
Total liabilities and stockholders' equity	$27,959,123	$27,583,446	$27,461,061	$27,076,074	$27,218,609

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$244,292	$227,498	$216,091	$187,347	$163,578
Interest bearing balances due from banks and federal funds sold	4,023	2,783	2,593	1,141	1,117
Investment securities	48,751	48,774	45,689	40,954	37,848
Mortgage loans held for sale	154	82	152	178	200
Other loans held for sale	-	-	59	998	2,063
TOTAL INTEREST INCOME	297,220	279,137	264,584	230,618	204,806
INTEREST EXPENSE
Time deposits	53,879	39,538	22,434	8,204	2,875
Other deposits	54,485	47,990	34,615	17,225	6,879
Federal funds purchased and securities
sold under agreements to repurchase	318	323	449	305	119
Other borrowings	18,612	8,848	9,263	6,048	4,844
Subordinated notes and debentures	6,696	4,603	4,797	5,251	4,990
TOTAL INTEREST EXPENSE	133,990	101,302	71,558	37,033	19,707
NET INTEREST INCOME	163,230	177,835	193,026	193,585	185,099
PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	5,061	10,916	26	(15,897)	30,406
Provision for credit losses on unfunded commitments	(5,000)	-	-	16,000	3,453
Provision for credit losses on investment securities - AFS	(1,326)	12,800	-	-	-
Provision for credit losses on investment securities - HTM	1,326	500	-	-	-
TOTAL PROVISION FOR CREDIT LOSSES	61	24,216	26	103	33,859
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	163,169	153,619	193,000	193,482	151,240
NONINTEREST INCOME
Service charges on deposit accounts	12,882	12,437	11,892	12,560	11,379
Debit and credit card fees	7,986	7,952	7,845	7,685	8,224
Wealth management fees	7,440	7,365	8,151	8,562	7,214
Mortgage lending income	2,403	1,570	1,139	2,593	2,240
Bank owned life insurance income	2,555	2,973	2,975	2,902	2,563
Other service charges and fees (includes insurance income)	2,262	2,282	2,023	2,085	1,871
Gain (loss) on sale of securities	(391)	-	(52)	(22)	(150)
Gain on insurance settlement	-	-	4,074	-	-
Other income	9,843	11,256	6,600	6,658	6,837
TOTAL NONINTEREST INCOME	44,980	45,835	44,647	43,023	40,178
NONINTEREST EXPENSE
Salaries and employee benefits	74,723	77,038	73,018	71,923	74,135
Occupancy expense, net	11,410	11,578	11,620	11,674	11,004
Furniture and equipment expense	5,128	5,051	5,392	5,394	5,104
Other real estate and foreclosure expense	289	186	350	168	142
Deposit insurance	5,201	4,893	3,680	3,278	2,812
Merger-related costs	19	1,396	35	1,422	19,133
Other operating expenses	42,926	43,086	48,480	45,084	44,483
TOTAL NONINTEREST EXPENSE	139,696	143,228	142,575	138,943	156,813
NET INCOME BEFORE INCOME TAXES	68,453	56,226	95,072	97,562	34,605
Provision for income taxes	10,139	10,637	11,812	16,959	7,151
NET INCOME	$58,314	$45,589	$83,260	$80,603	$27,454
BASIC EARNINGS PER SHARE	$0.46	$0.36	$0.66	$0.63	$0.21
DILUTED EARNINGS PER SHARE	$0.46	$0.36	$0.65	$0.63	$0.21

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,356,326	$3,339,901	$3,269,362	$3,157,151	$3,259,895
CECL transition provision (1)	61,746	61,746	92,619	92,619	92,619
Disallowed intangible assets, net of deferred tax	(1,406,500)	(1,410,141)	(1,412,667)	(1,416,453)	(1,423,323)
Unrealized loss (gain) on AFS securities	469,988	470,681	517,560	567,730	450,428
Total Tier 1 capital	2,481,560	2,462,187	2,466,874	2,401,047	2,379,619

Tier 2 capital
Subordinated notes and debentures	366,065	366,027	365,989	365,951	421,693
Subordinated debt phase out	(66,000)	-	-	-	-
Qualifying allowance for loan losses and
reserve for unfunded commitments	169,409	173,077	115,627	116,257	114,733
Total Tier 2 capital	469,474	539,104	481,616	482,208	536,426
Total risk-based capital	$2,951,034	$3,001,291	$2,948,490	$2,883,255	$2,916,045

Risk weighted assets	$20,821,075	$20,748,605	$20,738,727	$20,470,918	$19,669,149

Adjusted average assets for leverage ratio	$26,896,289	$26,632,691	$26,407,061	$25,986,938	$25,807,113

Ratios at end of quarter
Equity to assets	12.00%	12.11%	11.91%	11.66%	11.98%
Tangible common equity to tangible assets (2)	7.22%	7.25%	7.00%	6.69%	7.03%
Common equity Tier 1 ratio (CET1)	11.92%	11.87%	11.90%	11.73%	12.10%
Tier 1 leverage ratio	9.23%	9.24%	9.34%	9.24%	9.22%
Tier 1 risk-based capital ratio	11.92%	11.87%	11.90%	11.73%	12.10%
Total risk-based capital ratio	14.17%	14.47%	14.22%	14.08%	14.83%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$451,737	$451,052	$448,012	$447,400	$446,789
Mortgage-backed securities	1,193,118	1,201,418	1,190,781	1,214,882	1,244,713
State and political subdivisions	1,859,022	1,859,970	1,860,992	1,865,203	1,868,924
Other securities	252,877	253,043	259,921	259,591	259,256
Total held-to-maturity (net of credit losses)	3,756,754	3,765,483	3,759,706	3,787,076	3,819,682
Available-for-Sale
U.S. Treasury	$2,209	$2,220	$2,197	$2,191	$1,441
U.S. Government agencies	176,564	181,843	184,279	188,060	198,333
Mortgage-backed securities	2,282,328	2,433,530	2,542,902	2,670,348	2,963,934
State and political subdivisions	885,505	895,896	871,074	822,509	915,255
Other securities	233,152	242,467	252,402	254,435	262,684
Total available-for-sale (net of credit losses)	3,579,758	3,755,956	3,852,854	3,937,543	4,341,647
Total investment securities (net of credit losses)	$7,336,512	$7,521,439	$7,612,560	$7,724,619	$8,161,329
Fair value - HTM investment securities	$3,094,958	$3,148,976	$3,063,233	$2,984,040	$3,278,962

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$209,452	$188,590	$196,928	$192,559	$189,684
Other consumer	148,333	142,817	152,882	180,604	204,692
Total consumer	357,785	331,407	349,810	373,163	394,376
Real Estate:
Construction	2,930,586	2,777,122	2,566,649	2,372,294	2,082,688
Single-family residential	2,633,365	2,589,831	2,546,115	2,467,008	2,357,942
Other commercial real estate	7,546,130	7,520,964	7,468,498	7,249,891	7,082,055
Total real estate	13,110,081	12,887,917	12,581,262	12,089,193	11,522,685
Commercial:
Commercial	2,569,330	2,669,731	2,632,290	2,525,218	2,612,256
Agricultural	280,541	220,641	205,623	263,539	218,743
Total commercial	2,849,871	2,890,372	2,837,913	2,788,757	2,830,999
Other	515,916	445,402	373,139	356,022	362,284
Total loans	$16,833,653	$16,555,098	$16,142,124	$15,607,135	$15,110,344

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$206,557	$196,955	$197,589	$212,611	$178,924

Day 1 PCD allowance from acquisitions:
Spirit of Texas (04/08/2022)	-	-	4,523	1,057	4,043
Total Day 1 PCD allowance	-	-	4,523	1,057	4,043

Loans charged off:
Credit cards	1,409	1,076	1,035	903	1,004
Other consumer	666	456	439	505	518
Real estate	435	1,204	3,392	130	115
Commercial	1,225	413	5,389	1,874	688
Total loans charged off	3,735	3,149	10,255	3,412	2,325

Recoveries of loans previously charged off:
Credit cards	298	234	251	250	249
Other consumer	436	240	230	278	302
Real estate	878	294	4,117	1,982	391
Commercial	471	1,067	475	720	621
Total recoveries	2,083	1,835	5,073	3,230	1,563
Net loans charged off	1,652	1,314	5,182	182	762
Provision for credit losses on loans	5,061	10,916	25	(15,897)	30,406
Balance, end of quarter	$209,966	$206,557	$196,955	$197,589	$212,611

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$71,279	$63,218	$58,434	$57,534	$62,670
Loans past due 90 days or more	738	437	507	242	904
Total nonperforming loans	72,017	63,655	58,941	57,776	63,574
Other nonperforming assets:
Foreclosed assets and other real estate owned	3,909	2,721	2,887	3,612	4,084
Other nonperforming assets	1,013	5,012	644	1,146	2,314
Total other nonperforming assets	4,922	7,733	3,531	4,758	6,398
Total nonperforming assets	$76,939	$71,388	$62,472	$62,534	$69,972
Performing FDMs (modifications to borrowers
experiencing financial difficulty)	$2,996	$2,183	$1,849	$1,869	$2,655

Ratios
Allowance for credit losses on loans to total loans	1.25%	1.25%	1.22%	1.27%	1.41%
Allowance for credit losses to nonperforming loans	292%	324%	334%	342%	334%
Nonperforming loans to total loans	0.43%	0.38%	0.37%	0.37%	0.42%
Nonperforming assets (including performing FDMs)
to total assets	0.29%	0.27%	0.23%	0.24%	0.27%
Nonperforming assets to total assets	0.28%	0.26%	0.23%	0.23%	0.26%
Annualized net charge offs to average loans (QTD)	0.04%	0.03%	0.13%	0.00%	0.02%
Annualized net charge offs to average loans (YTD)	0.04%	0.03%	0.09%	0.07%	0.11%
Annualized net credit card charge offs to
average credit card loans (QTD)	2.25%	1.69%	1.52%	1.30%	1.55%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Jun 2023			Three Months Ended Mar 2023			Three Months Ended Jun 2022
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$404,639	$4,023	3.99%	$315,307	$2,783	3.58%	$777,098	$1,117	0.58%
Investment securities - taxable	4,821,231	32,745	2.72%	4,930,945	32,804	2.70%	5,674,470	21,794	1.54%
Investment securities - non-taxable (FTE)	2,627,192	21,253	3.24%	2,624,642	21,522	3.33%	2,725,610	21,733	3.20%
Mortgage loans held for sale	9,560	154	6.46%	5,470	82	6.08%	17,173	200	4.67%
Other loans held for sale	-	-	0.00%	-	-	0.00%	22,114	2,063	37.42%
Loans - including fees (FTE)	16,702,403	245,151	5.89%	16,329,761	228,257	5.67%	14,478,183	163,995	4.54%
Total interest earning assets (FTE)	24,565,025	303,326	4.95%	24,206,125	285,448	4.78%	23,694,648	210,902	3.57%
Non-earning assets	3,201,114			3,282,607			3,074,384
Total assets	$27,766,139			$27,488,732			$26,769,032

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$11,011,746	$54,485	1.98%	$11,722,591	$47,990	1.66%	$12,807,502	$6,879	0.22%
Time deposits	5,911,139	53,879	3.66%	5,155,055	39,538	3.11%	2,586,567	2,875	0.45%
Total interest bearing deposits	16,922,885	108,364	2.57%	16,877,646	87,528	2.10%	15,394,069	9,754	0.25%
Federal funds purchased and securities
sold under agreement to repurchase	119,985	318	1.06%	148,673	323	0.88%	210,280	119	0.23%
Other borrowings	1,449,403	18,612	5.15%	787,783	8,848	4.56%	1,241,501	4,844	1.56%
Subordinated notes and debentures	366,047	6,696	7.34%	366,009	4,603	5.10%	418,327	4,990	4.78%
Total interest bearing liabilities	18,858,320	133,990	2.85%	18,180,111	101,302	2.26%	17,264,177	19,707	0.46%
Noninterest bearing liabilities:
Noninterest bearing deposits	5,276,267			5,642,779			5,926,304
Other liabilities	272,628			295,191			216,848
Total liabilities	24,407,215			24,118,081			23,407,329
Stockholders' equity	3,358,924			3,370,651			3,361,703
Total liabilities and stockholders' equity	$27,766,139			$27,488,732			$26,769,032
Net interest income (FTE)		$169,336			$184,146			$191,195
Net interest spread (FTE)			2.10%			2.52%			3.11%
Net interest margin (FTE)			2.76%			3.09%			3.24%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$58,314	$45,589	$83,260	$80,603	$27,454
Diluted earnings per share	0.46	0.36	0.65	0.63	0.21
Return on average assets	0.84%	0.67%	1.22%	1.19%	0.41%
Return on average common equity	6.96%	5.49%	10.27%	9.71%	3.28%
Return on tangible common equity (non-GAAP) (1)	12.85%	10.25%	19.29%	17.99%	6.28%
Net interest margin (FTE)	2.76%	3.09%	3.31%	3.34%	3.24%
Efficiency ratio (2)	65.18%	62.28%	58.33%	57.22%	67.77%
FTE adjustment	6,106	6,311	6,770	6,203	6,096
Average diluted shares outstanding	127,379,976	127,516,478	127,505,996	128,336,422	128,720,078
Shares repurchased under plan	1,128,087	-	-	1,883,713	2,035,324
Average price of shares repurchased	17.73	-	-	23.91	24.59
Cash dividends declared per common share	0.200	0.200	0.190	0.190	0.190
Accretable yield on acquired loans	2,267	2,579	4,473	5,834	9,898
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$61,065	$47,343	$81,093	$82,281	$68,102
Adjusted diluted earnings per share	0.48	0.37	0.64	0.64	0.53
Adjusted return on average assets	0.88%	0.70%	1.18%	1.21%	1.02%
Adjusted return on average common equity	7.29%	5.70%	10.01%	9.92%	8.13%
Adjusted return on tangible common equity	13.42%	10.62%	18.81%	18.35%	14.65%
Adjusted efficiency ratio (2)	61.29%	59.38%	56.97%	54.41%	56.74%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$103,903	$45,589	$256,412	$173,152	$92,549
Diluted earnings per share	0.82	0.36	2.06	1.40	0.77
Return on average assets	0.76%	0.67%	0.97%	0.88%	0.72%
Return on average common equity	6.23%	5.49%	7.87%	7.07%	5.71%
Return on tangible common equity (non-GAAP) (1)	11.55%	10.25%	14.33%	12.77%	10.24%
Net interest margin (FTE)	2.92%	3.09%	3.17%	3.12%	3.01%
Efficiency ratio (2)	63.68%	62.28%	62.14%	63.54%	67.14%
FTE adjustment	12,417	6,311	24,671	17,901	11,698
Average diluted shares outstanding	127,421,034	127,516,478	124,470,184	123,387,503	120,826,798
Cash dividends declared per common share	0.400	0.200	0.760	0.570	0.380
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$108,408	$47,343	$298,635	$217,542	$135,261
Adjusted diluted earnings per share	0.85	0.37	2.40	1.76	1.12
Adjusted return on average assets	0.79%	0.70%	1.13%	1.11%	1.06%
Adjusted return on average common equity	6.50%	5.70%	9.16%	8.88%	8.35%
Adjusted return on tangible common equity	12.03%	10.62%	16.59%	15.89%	14.70%
Adjusted efficiency ratio (2)	60.30%	59.38%	57.50%	57.69%	59.56%
END OF PERIOD
Book value per share	$26.59	$26.24	$25.73	$24.87	$25.31
Tangible book value per share	15.17	14.88	14.33	13.51	14.07
Shares outstanding	126,224,707	127,282,192	127,046,654	126,943,467	128,787,764
Full-time equivalent employees	3,066	3,189	3,236	3,206	3,233
Total number of financial centers	231	231	230	230	233

(1) Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$58,314	$45,589	$83,260	$80,603	$27,454
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-
Gain on insurance settlement	-	-	(4,074)	-	-
Donation to Simmons First Foundation	-	-	-	-	1,738
Merger related costs	19	1,396	35	1,422	19,133
Early retirement program	3,609	-	-	-	-
Branch right sizing (net)	95	979	1,104	1,235	380
Day 2 CECL provision	-	-	-	-	33,779
Tax effect (1)	(972)	(621)	768	(594)	(14,382)
Certain items, net of tax	2,751	1,754	(2,167)	1,678	40,648
Adjusted earnings (non-GAAP)	$61,065	$47,343	$81,093	$82,281	$68,102

Diluted earnings per share	$0.46	$0.36	$0.65	$0.63	$0.21
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	-	-	(0.01)	-
Gain on insurance settlement	-	-	(0.03)
Donation to Simmons First Foundation	-	-	-	-	0.01
Merger related costs	-	0.01	-	0.01	0.15
Early retirement program	0.03	-	-	-	-
Branch right sizing (net)	-	0.01	0.01	0.01	-
Day 2 CECL provision	-	-	-	-	0.27
Tax effect (1)	(0.01)	(0.01)	0.01	-	(0.11)
Certain items, net of tax	0.02	0.01	(0.01)	0.01	0.32
Adjusted diluted earnings per share (non-GAAP)	$0.48	$0.37	$0.64	$0.64	$0.53

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$44,980	$45,835	$44,647	$43,023	$40,178
Certain noninterest income items (1)
Gain on insurance settlement	-	-	(4,074)	-	-
(Gain) loss from early retirement of TruPS	-	-	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-
Branch right sizing income	-	-	-	65	88
Adjusted noninterest income (non-GAAP)	$44,980	$45,835	$40,573	$42,703	$40,266

Other income	$9,843	$11,256	$6,600	$6,658	$6,837
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	-	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-
Branch right sizing income	-	-	-	65	88
Adjusted other income (non-GAAP)	$9,843	$11,256	$6,600	$6,338	$6,925

Noninterest expense	$139,696	$143,228	$142,575	$138,943	$156,813
Certain noninterest expense items (1)
Merger related costs	(19)	(1,396)	(35)	(1,422)	(19,133)
Early retirement program	(3,609)	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	(1,738)
Branch right sizing expense	(95)	(979)	(1,104)	(1,170)	(292)
Adjusted noninterest expense (non-GAAP)	$135,973	$140,853	$141,436	$136,351	$135,650

Salaries and employee benefits	$74,723	$77,038	$73,018	$71,923	$74,135
Certain salaries and employee benefits items (1)
Early retirement program	(3,609)	-	-	-	-
Other	-	-	-	-	-
Adjusted salaries and employee benefits (non-GAAP)	$71,114	$77,038	$73,018	$71,923	$74,135

Other operating expenses	$42,926	$43,086	$48,480	$45,084	$44,483
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	-	-	-	(1,738)
Branch right sizing expense	53	(816)	(953)	(973)	(7)
Adjusted other operating expenses (non-GAAP)	$42,979	$42,270	$47,527	$44,111	$42,738

 (1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on insurance settlement, donation to Simmons First Foundation, merger related costs, early retirement program costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$103,903	$45,589	$256,412	$173,152	$92,549
Certain items:
(Gain) loss from early retirement of TruPS	-	-	365	365	-
Gain on sale of intellectual property	-	-	(750)	(750)	-
Gain on insurance settlement	-	-	(4,074)	-	-
Donation to Simmons First Foundation	-	-	1,738	1,738	1,738
Merger related costs	1,415	1,396	22,476	22,441	21,019
Early retirement program	3,609	-	-	-	-
Branch right sizing (net)	1,074	979	3,628	2,524	1,289
Day 2 CECL provision	-	-	33,779	33,779	33,779
Tax effect (1)	(1,593)	(621)	(14,939)	(15,707)	(15,113)
Certain items, net of tax	4,505	1,754	42,223	44,390	42,712
Adjusted earnings (non-GAAP)	$108,408	$47,343	$298,635	$217,542	$135,261

Diluted earnings per share	$0.82	$0.36	$2.06	$1.40	$0.77
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	-	(0.01)	(0.01)	-
Gain on insurance settlement	-	-	(0.03)	-	-
Donation to Simmons First Foundation	-	-	0.01	0.01	0.01
Merger related costs	0.01	0.01	0.18	0.18	0.17
Early retirement program	0.03	-	-	-	-
Branch right sizing (net)	0.01	0.01	0.03	0.02	0.01
Day 2 CECL provision	-	-	0.28	0.28	0.28
Tax effect (1)	(0.02)	(0.01)	(0.12)	(0.12)	(0.12)
Certain items, net of tax	0.03	0.01	0.34	0.36	0.35
Adjusted diluted earnings per share (non-GAAP)	$0.85	$0.37	$2.40	$1.76	$1.12

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$90,815	$45,835	$170,066	$125,419	$82,396
Certain noninterest income items (1)
Gain on insurance settlement	-	-	(4,074)	-	-
(Gain) loss from early retirement of TruPS	-	-	365	365	-
Gain on sale of intellectual property	-	-	(750)	(750)	-
Branch right sizing income	-	-	153	153	88
Adjusted noninterest income (non-GAAP)	$90,815	$45,835	$165,760	$125,187	$82,484

Other income	$21,099	$11,256	$27,361	$20,761	$14,103
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	-	365	365	-
Gain on sale of intellectual property	-	-	(750)	(750)	-
Branch right sizing income	-	-	153	153	88
Adjusted other income (non-GAAP)	$21,099	$11,256	$27,129	$20,529	$14,191

Noninterest expense	$282,924	$143,228	$566,748	$424,173	$285,230
Certain noninterest expense items (1)
Merger related costs	(1,415)	(1,396)	(22,476)	(22,441)	(21,019)
Early retirement program	(3,609)	-	-	-	-
Donation to Simmons First Foundation	-	-	(1,738)	(1,738)	(1,738)
Branch right sizing expense	(1,074)	(979)	(3,475)	(2,371)	(1,201)
Adjusted noninterest expense (non-GAAP)	$276,826	$140,853	$539,059	$397,623	$261,272

Salaries and employee benefits	$151,761	$77,038	$286,982	$213,964	$142,041
Certain salaries and employee benefits items (1)
Early retirement program	(3,609)	-	-	-	-
Other	-	-	-	-	-
Adjusted salaries and employee benefits (non-GAAP)	$148,152	$77,038	$286,982	$213,964	$142,041

Other operating expenses	$86,012	$43,086	$179,693	$131,213	$86,129
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	-	(1,738)	(1,738)	(1,738)
Branch right sizing expense	(763)	(816)	(2,650)	(1,697)	(724)
Adjusted other operating expenses (non-GAAP)	$85,249	$42,270	$175,305	$127,778	$83,667

(1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on insurance settlement, donation to Simmons First Foundation, merger related costs, early retirement program costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,356,326	$3,339,901	$3,269,362	$3,157,151	$3,259,895
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,319,598)	(1,309,000)	(1,310,528)
Other intangible assets	(120,758)	(124,854)	(128,951)	(133,059)	(137,285)
Total intangibles	(1,441,557)	(1,445,653)	(1,448,549)	(1,442,059)	(1,447,813)
Tangible common stockholders' equity	$1,914,769	$1,894,248	$1,820,813	$1,715,092	$1,812,082

Total assets	$27,959,123	$27,583,446	$27,461,061	$27,076,074	$27,218,609
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,319,598)	(1,309,000)	(1,310,528)
Other intangible assets	(120,758)	(124,854)	(128,951)	(133,059)	(137,285)
Total intangibles	(1,441,557)	(1,445,653)	(1,448,549)	(1,442,059)	(1,447,813)
Tangible assets	$26,517,566	$26,137,793	$26,012,512	$25,634,015	$25,770,796

Ratio of common equity to assets	12.00%	12.11%	11.91%	11.66%	11.98%
Ratio of tangible common equity to tangible assets	7.22%	7.25%	7.00%	6.69%	7.03%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,356,326	$3,339,901	$3,269,362	$3,157,151	$3,259,895
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,319,598)	(1,309,000)	(1,310,528)
Other intangible assets	(120,758)	(124,854)	(128,951)	(133,059)	(137,285)
Total intangibles	(1,441,557)	(1,445,653)	(1,448,549)	(1,442,059)	(1,447,813)
Tangible common stockholders' equity	$1,914,769	$1,894,248	$1,820,813	$1,715,092	$1,812,082
Shares of common stock outstanding	126,224,707	127,282,192	127,046,654	126,943,467	128,787,764
Book value per common share	$26.59	$26.24	$25.73	$24.87	$25.31
Tangible book value per common share	$15.17	$14.88	$14.33	$13.51	$14.07

Calculation of Uninsured Deposit Coverage Ratio

Uninsured deposits at Simmons Bank	$5,491,062	$5,896,752	$7,267,220		$7,071,483
Less: Intercompany eliminations	674,552	628,592	527,542		555,636
Total uninsured deposits	$4,816,510	$5,268,160	$6,739,678		$6,515,847

FHLB borrowing availability	$5,345,000	$5,574,000	$5,442,000		$3,707,000
Unpledged securities	3,877,000	3,000,000	3,180,000		3,597,000
Fed funds lines, Fed discount window and
Bank Term Funding Program	1,874,000	2,206,000	1,982,000		504,000
Additional liquidity sources	$11,096,000	$10,780,000	$10,604,000		$7,808,000

Uninsured deposit coverage ratio	2.3	2.0	1.6		1.2

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$58,314	$45,589	$83,260	$80,603	$27,454
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-
Gain on insurance settlement	-	-	(4,074)	-	-
Donation to Simmons First Foundation	-	-	-	-	1,738
Merger related costs	19	1,396	35	1,422	19,133
Early retirement program	3,609	-	-	-	-
Branch right sizing (net)	95	979	1,104	1,235	380
Day 2 CECL provision	-	-	-	-	33,779
Tax effect of certain items (2)	(972)	(621)	768	(594)	(14,382)
Adjusted earnings (non-GAAP)	$61,065	$47,343	$81,093	$82,281	$68,102

Average total assets	$27,766,139	$27,488,732	$27,180,575	$26,868,731	$26,769,032

Return on average assets	0.84%	0.67%	1.22%	1.19%	0.41%
Adjusted return on average assets (non-GAAP)	0.88%	0.70%	1.18%	1.21%	1.02%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$58,314	$45,589	$83,260	$80,603	$27,454
Amortization of intangibles, net of taxes	3,026	3,026	3,035	3,121	3,025
Total income available to common stockholders	$61,340	$48,615	$86,295	$83,724	$30,479
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-
Gain on insurance settlement	-	-	(4,074)	-	-
Donation to Simmons First Foundation	-	-	-	-	1,738
Merger related costs	19	1,396	35	1,422	19,133
Early retirement program	3,609	-	-	-	-
Branch right sizing (net)	95	979	1,104	1,235	380
Day 2 CECL provision	-	-	-	-	33,779
Tax effect of certain items (2)	(972)	(621)	768	(594)	(14,382)
Adjusted earnings (non-GAAP)	61,065	47,343	81,093	82,281	68,102
Amortization of intangibles, net of taxes	3,026	3,026	3,035	3,121	3,025
Total adjusted earnings available to common stockholders (non-GAAP)	$64,091	$50,369	$84,128	$85,402	$71,127

Average common stockholders' equity	$3,358,924	$3,370,651	$3,214,912	$3,292,071	$3,361,703
Average intangible assets:
Goodwill	(1,320,799)	(1,319,624)	(1,309,124)	(1,309,804)	(1,299,821)
Other intangibles	(123,173)	(127,394)	(131,229)	(135,718)	(114,195)
Total average intangibles	(1,443,972)	(1,447,018)	(1,440,353)	(1,445,522)	(1,414,016)
Average tangible common stockholders' equity (non-GAAP)	$1,914,952	$1,923,633	$1,774,559	$1,846,549	$1,947,687

Return on average common equity	6.96%	5.49%	10.27%	9.71%	3.28%
Return on tangible common equity	12.85%	10.25%	19.29%	17.99%	6.28%
Adjusted return on average common equity (non-GAAP)	7.29%	5.70%	10.01%	9.92%	8.13%
Adjusted return on tangible common equity (non-GAAP)	13.42%	10.62%	18.81%	18.35%	14.65%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$139,696	$143,228	$142,575	$138,943	$156,813
Certain noninterest expense items (non-GAAP)
Merger related costs	(19)	(1,396)	(35)	(1,422)	(19,133)
Early retirement program	(3,609)	-	-	-	-
Donation to Simmons First Foundation	-	-	-	-	(1,738)
Branch right sizing expense	(95)	(979)	(1,104)	(1,170)	(292)
Other real estate and foreclosure expense adjustment	(289)	(186)	(350)	(168)	(142)
Amortization of intangibles adjustment	(4,098)	(4,096)	(4,108)	(4,225)	(4,096)
Adjusted efficiency ratio numerator	$131,586	$136,571	$136,978	$131,958	$131,412

Net interest income	$163,230	$177,835	$193,026	$193,585	$185,099
Noninterest income	44,980	45,835	44,647	43,023	40,178
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,106	6,311	6,770	6,203	6,096
Efficiency ratio denominator	214,316	229,981	244,443	242,811	231,373

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	-	(4,074)	-	-
(Gain) loss from early retirement of TruPS	-	-	-	365	-
Gain on sale of intellectual property	-	-	-	(750)	-
Branch right sizing income	-	-	-	65	88
(Gain) loss on sale of securities	391	-	52	22	150
Adjusted efficiency ratio denominator	$214,707	$229,981	$240,421	$242,513	$231,611

Efficiency ratio (1)	65.18%	62.28%	58.33%	57.22%	67.77%
Adjusted efficiency ratio (non-GAAP) (1)	61.29%	59.38%	56.97%	54.41%	56.74%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$163,230	$177,835	$193,026	$193,585	$185,099
Noninterest income	44,980	45,835	44,647	43,023	40,178
Revenue	208,210	223,670	237,673	236,608	225,277
Less: Gain (loss) on sale of securities	(391)	-	(52)	(22)	(150)
Less: Noninterest expense	139,696	143,228	142,575	138,943	156,813
Pre-Provision Net Revenue (PPNR)	$68,905	$80,442	$95,150	$97,687	$68,614

Calculation of Adjusted Pre-Provision Net Revenue

Pre-Provision Net Revenue (PPNR)	$68,905	$80,442	$95,150	$97,687	$68,614
Plus: Loss from early retirement of TruPS	-	-	-	365	-
Less: Gain on sale of intellectual property	-	-	-	(750)	-
Less: Gain on insurance settlement	-	-	(4,074)	-	-
Plus: Donation to Simmons First Foundation	-	-	-	-	1,738
Plus: Merger related costs	19	1,396	35	1,422	19,133
Plus: Early retirement program costs	3,609	-	-	-	-
Plus: Branch right sizing costs	95	979	1,104	1,235	380
Adjusted Pre-Provision Net Revenue	$72,628	$82,817	$92,215	$99,959	$89,865

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2023	2023	2022	2022	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$103,903	$45,589	$256,412	$173,152	$92,549
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	365	365	-
Gain on sale of intellectual property	-	-	(750)	(750)	-
Gain on insurance settlement	-	-	(4,074)	-	-
Donation to Simmons First Foundation	-	-	1,738	1,738	1,738
Merger related costs	1,415	1,396	22,476	22,441	21,019
Early retirement program	3,609	-	-	-	-
Branch right sizing (net)	1,074	979	3,628	2,524	1,289
Day 2 CECL provision	-	-	33,779	33,779	33,779
Tax effect of certain items (2)	(1,593)	(621)	(14,939)	(15,707)	(15,113)
Adjusted earnings (non-GAAP)	$108,408	$47,343	$298,635	$217,542	$135,261

Average total assets	$27,628,202	$27,488,732	$26,418,838	$26,162,136	$25,802,982

Return on average assets	0.76%	0.67%	0.97%	0.88%	0.72%
Adjusted return on average assets (non-GAAP)	0.79%	0.70%	1.13%	1.11%	1.06%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$103,903	$45,589	$256,412	$173,152	$92,549
Amortization of intangibles, net of taxes	6,052	3,026	11,756	8,721	5,600
Total income available to common stockholders	$109,955	$48,615	$268,168	$181,873	$98,149
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	$-	$-	$365	$365	$-
Gain on sale of intellectual property	-	-	(750)	(750)	-
Gain on insurance settlement	-	-	(4,074)	-	-
Donation to Simmons First Foundation	-	-	1,738	1,738	1,738
Merger related costs	1,415	1,396	22,476	22,441	21,019
Early retirement program	3,609	-	-	-	-
Branch right sizing (net)	1,074	979	3,628	2,524	1,289
Day 2 CECL provision	-	-	33,779	33,779	33,779
Tax effect of certain items (2)	(1,593)	(621)	(14,939)	(15,707)	(15,113)
Adjusted earnings (non-GAAP)	108,408	47,343	298,635	217,542	135,261
Amortization of intangibles, net of taxes	6,052	3,026	11,756	8,721	5,600
Total adjusted earnings available to common stockholders (non-GAAP)	$114,460	$50,369	$310,391	$226,263	$140,861

Average common stockholders' equity	$3,364,755	$3,370,651	$3,259,664	$3,274,743	$3,265,935
Average intangible assets:
Goodwill	(1,320,215)	(1,319,624)	(1,266,762)	(1,252,486)	(1,223,352)
Other intangibles	(125,272)	(127,394)	(121,622)	(118,385)	(109,575)
Total average intangibles	(1,445,487)	(1,447,018)	(1,388,384)	(1,370,871)	(1,332,927)
Average tangible common stockholders' equity (non-GAAP)	$1,919,268	$1,923,633	$1,871,280	$1,903,872	$1,933,008

Return on average common equity	6.23%	5.49%	7.87%	7.07%	5.71%
Return on tangible common equity	11.55%	10.25%	14.33%	12.77%	10.24%
Adjusted return on average common equity (non-GAAP)	6.50%	5.70%	9.16%	8.88%	8.35%
Adjusted return on tangible common equity (non-GAAP)	12.03%	10.62%	16.59%	15.89%	14.70%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$282,924	$143,228	$566,748	$424,173	$285,230
Certain noninterest expense items (non-GAAP)
Merger related costs	(1,415)	(1,396)	(22,476)	(22,441)	(21,019)
Early retirement program	(3,609)	-	-	-	-
Donation to Simmons First Foundation	-	-	(1,738)	(1,738)	(1,738)
Branch right sizing expense	(1,074)	(979)	(3,475)	(2,371)	(1,201)
Other real estate and foreclosure expense adjustment	(475)	(186)	(1,003)	(653)	(485)
Amortization of intangibles adjustment	(8,194)	(4,096)	(15,915)	(11,807)	(7,582)
Adjusted efficiency ratio numerator	$268,157	$136,571	$522,141	$385,163	$253,205

Net interest income	$341,065	$177,835	$717,316	$524,290	$330,705
Noninterest income	90,815	45,835	170,066	125,419	82,396
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	12,417	6,311	24,671	17,901	11,698
Efficiency ratio denominator	444,297	229,981	912,053	667,610	424,799

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	-	(4,074)	-	-
(Gain) loss from early retirement of TruPS	-	-	365	365	-
Gain on sale of intellectual property	-	-	(750)	(750)	-
Branch right sizing income	-	-	153	153	88
(Gain) loss on sale of securities	391	-	278	226	204
Adjusted efficiency ratio denominator	$444,688	$229,981	$908,025	$667,604	$425,091

Efficiency ratio (1)	63.68%	62.28%	62.14%	63.54%	67.14%
Adjusted efficiency ratio (non-GAAP) (1)	60.30%	59.38%	57.50%	57.69%	59.56%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.